Exhibit 99.1

TreeHouse Foods, Inc. Reports Third Quarter 2025 Results
Announces Transaction with Investindustrial

•Net sales were $840.3 million, and adjusted net sales1 were $841.9 million.
•Net loss was $265.8 million, which included a non-cash goodwill impairment loss of $289.7 million.
•Adjusted EBITDA1 of $91.6 million.

Oak Brook, IL, November 10, 2025 — TreeHouse Foods, Inc. (NYSE: THS) today reported financial results for the third quarter of 2025.

THIRD QUARTER 2025 FINANCIAL RESULTS

Net Sales — Net sales for the third quarter of 2025 totaled $840.3 million compared to $839.1 million for the same period last year, an increase of $1.2 million, or 0.1%. The change in net sales from 2024 to 2025 was due to the following:

	Three Months	Nine Months
	(unaudited)	(unaudited)
Volume/mix	(8.6)%	(4.6)%
Margin management	(3.0)	(3.0)
Griddle recall service impacts	—	(1.2)
Total volume/mix	(11.6)%	(8.8)%
Pricing	6.5	4.0
Business acquisition	4.3	4.5
Product recall	1.7	0.4
RTD business exit	(0.7)	(0.7)
Foreign currency	(0.1)	(0.1)
Total change in net sales	0.1%	(0.7)%
Product recall/other	(1.6)	(0.4)
Total change in adjusted net sales(1)	(1.5)%	(1.1)%

The net sales increase of 0.1% was primarily due to favorable pricing to recover commodity inflation, the acquisition of the private brand tea business, and distribution gains. This was partially offset by volume/mix related to broader macroeconomic consumption trends, distribution losses, planned margin management actions, and the RTD business exit.

Gross Profit — Gross profit as a percentage of net sales was 18.8% in the third quarter of 2025, compared to 15.6% in the third quarter of 2024, an increase of 3.2 percentage points. The increase is primarily due to $17.5 million of insurance recoveries related to voluntary product recalls received during the third quarter of 2025, favorable margin from the Harris Tea acquisition, and supply chain savings initiatives. This was partially offset by unfavorable fixed cost absorption due to declining consumption trends.

Total Operating Expenses — Total operating expenses were $412.0 million in the third quarter of 2025 compared to $99.4 million in the third quarter of 2024, an increase of $312.6 million. The increase in expense is primarily due to a non-cash goodwill impairment loss of $289.7 million recognized in the third quarter of 2025, increased restructuring costs primarily from severance and professional fees, an increase in operating expenses from the Harris Tea acquisition, and higher employee incentive compensation expense. This was partially offset by cost reduction activities in 2025.

Total Other Expense — Total other expense was $13.4 million in the third quarter of 2025 compared to $36.1 million in the third quarter of 2024, a decrease in expense of $22.7 million. The decrease was due to a $32.2 million favorable change in non-cash mark-to-market impacts from hedging activities, driven by interest rate swaps and commodity contracts, primarily coffee. This was partially offset by an increase of $7.9 million in interest expense primarily due to an increase in borrowings on our Revolving Credit Facility and an unfavorable currency exchange rate impact of $3.5 million between the U.S. and Canada.

Income Taxes — Income taxes were recognized at an effective rate of 0.6% in the third quarter of 2025 compared to 20.9% recognized in the third quarter of 2024. The change in the Company’s effective tax rate is primarily driven by the impairment of goodwill and changes in the amounts of executive compensation, both of which are not deductible for tax purposes.

Net Loss and Adjusted EBITDA — Net loss for the third quarter of 2025 was $265.8 million, compared to a net loss of $3.4 million for the same period of the previous year. Adjusted EBITDA[1] was $91.6 million in the third quarter of 2025, compared to $102.5 million in the third quarter of 2024, a decrease of $10.9 million. The decrease in Adjusted EBITDA is primarily due to volume/mix related to planned margin management actions and broader macroeconomic consumption trends. This was partially offset by supply chain savings initiatives, the accretive impact of the Harris Tea acquisition, and cost reduction activities.

Net Cash Used In Operating Activities — Net cash used in operating activities was $62.5 million in the first nine months of 2025 compared to $30.4 million in the first nine months of 2024, an increase in cash used of $32.1 million, which was primarily attributable to a decrease in cash flows from the Receivables Sales Program. This was partially offset by higher cash earnings.

________________________________________________
1 Adjusted EBITDA, adjusted net sales, and free cash flow are non-GAAP financial measures. See "Comparison of Non-GAAP Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

CANCELLING CONFERENCE CALL WEBCAST AND WITHDRAWING OUTLOOK

In a separate press release issued today, TreeHouse Foods announced that it has entered into a definitive agreement under which TreeHouse Foods will be acquired by Investindustrial for a total of $2.9 billion. In light of the pending transaction, TreeHouse Foods will not host its conference call previously scheduled for today, and the Company is withdrawing guidance, which it will no longer provide moving forward.

COMPARISON OF NON-GAAP INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Loss, Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. As described further below, the Company believes these measures provide useful information to the users of the financial statements.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, Adjusting for Certain Items Affecting Comparability

EBITDA margin is defined as EBITDA as a percentage of net sales. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of adjusted net sales. EBITDA represents net loss before interest expense, interest income, income tax benefit, and depreciation and amortization expense. Adjusted EBITDA reflects adjustments to EBITDA to identify items that, in management’s judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as product recalls and related costs, restructuring programs, acquisition, integration, divestiture, and related costs, loss on extinguishment of debt, impairment, foreign currency exchange impact on the re-measurement of intercompany notes, mark-to-market adjustments on derivative contracts, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. EBITDA and adjusted EBITDA are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods and as a component of our debt covenant calculations.
Adjusted Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit, Adjusted Total Operating Expenses, Adjusted Operating Income, Adjusted Total Other Expense, Adjusted Income Tax Expense, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, Adjusting for Certain Items Affecting Comparability
Adjusted net sales, adjusted cost of sales, adjusted gross profit, adjusted total operating expenses, adjusted operating income, adjusted total other expense, adjusted income tax expense, and adjusted net income represent their respective GAAP presentation line item adjusted for items such as product recalls and related costs, restructuring programs, acquisition, integration, divestiture, and related costs, loss on extinguishment of debt, impairment, foreign currency exchange impact on the re-measurement of intercompany notes, mark-to-market adjustments on derivative contracts, and other items that may arise from time to time that would impact comparability. Management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. The Company has presented each of these adjusted Non-GAAP measures as a percentage of adjusted net sales compared to its respective reported GAAP presentation line item as a percentage of net sales. Adjusted diluted earnings per share ("Adjusted diluted EPS") is determined by dividing adjusted net income by the weighted average diluted common shares outstanding. Adjusted diluted EPS reflects adjustments to GAAP earnings (loss) per diluted share to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods.
Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow

In addition to measuring our cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow (a Non-GAAP measure) which represents net cash used in operating activities, less capital expenditures and proceeds from sales of fixed assets. We believe free cash flow is an important measure of liquidity because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities for the nine months ended September 30, 2025 and 2024 calculated according to GAAP and free cash flow is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private brands snacking and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Contact:
Investor Relations
matthew.siler@treehousefoods.com

FORWARD-LOOKING STATEMENTS

Throughout this press release, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, TreeHouse Foods or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the risk that the transaction does not close, due to the failure of one or more conditions to closing; the risk that required governmental or TreeHouse Foods’ shareholder approvals of the merger (including antitrust approvals) will not be obtained or that such approvals will be delayed beyond current expectations; litigation in respect of TreeHouse Foods or the merger; and disruption from the merger making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in TreeHouse Foods’ most recent Annual Report on Form 10-K filed with the SEC on February 14, 2025, TreeHouse Foods’ more recent Quarterly Report on Form 10-Q filed with the SEC on July 31, 2025 and Current Reports on Form 8-K filed with the SEC. TreeHouse Foods can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, TreeHouse Foods cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TreeHouse Foods does not intend, and assumes no obligation, to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed transaction involving TreeHouse Foods and Investindustrial. TreeHouse Foods intends to file with the SEC a proxy statement in connection with the proposed transaction with Investindustrial as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of TreeHouse Foods and will contain important information about the proposed transaction and related matters. TREEHOUSE FOODS’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by TreeHouse Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of TreeHouse Foods will be able to obtain free copies of the proxy statement through TreeHouse Foods’ website, www.treehousefoods.com, or by contacting TreeHouse Foods by mail at TreeHouse Foods, Inc., Attn: Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL 60523.

PARTICIPANTS IN THE SOLICITATION

TreeHouse Foods and its respective directors, executive officers and other members of management and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about TreeHouse Foods’ directors and executive officers is included in TreeHouse Foods’ Annual Report on Form 10-K for the year ended 2024 filed with the SEC on February 14, 2025, and the proxy statement for TreeHouse Foods’ annual meeting of shareholders for April 24, 2025, filed with the SEC on March 13, 2025. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$21.0	$289.6
Receivables, net	231.4	146.8
Inventories	668.2	539.3
Prepaid expenses and other current assets	48.0	34.0
Total current assets	968.6	1,009.7
Property, plant, and equipment, net	744.8	748.6
Operating lease right-of-use assets	172.8	154.4
Goodwill	1,601.4	1,819.3
Intangible assets, net	254.3	212.9
Other assets, net	34.1	35.1
Total assets	$3,776.0	$3,980.0
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$554.7	$602.5
Accrued expenses	180.7	141.3
Current portion of long-term debt	13.4	1.1
Total current liabilities	748.8	744.9
Long-term debt	1,486.1	1,401.3
Operating lease liabilities	133.4	125.4
Deferred income taxes	95.3	105.8
Other long-term liabilities	49.9	53.7
Total liabilities	2,513.5	2,431.1
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 50.5 and 50.2 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	0.6	0.6
Treasury stock	(385.4)	(385.4)
Additional paid-in capital	2,249.5	2,238.4
Accumulated deficit	(522.5)	(222.0)
Accumulated other comprehensive loss	(79.7)	(82.7)
Total stockholders' equity	1,262.5	1,548.9
Total liabilities and stockholders' equity	$3,776.0	$3,980.0

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$840.3	$839.1	$2,430.3	$2,448.3
Cost of sales	682.4	707.9	2,018.0	2,076.8
Gross profit	157.9	131.2	412.3	371.5
Operating expenses:
Selling and distribution	36.8	36.0	108.2	114.4
General and administrative	45.3	46.0	152.3	156.0
Amortization expense	13.0	12.3	39.3	36.5
Impairment	289.7	—	289.7	19.3
Other operating expense, net	27.2	5.1	55.1	22.7
Total operating expenses	412.0	99.4	644.6	348.9
Operating (loss) income	(254.1)	31.8	(232.3)	22.6
Other expense:
Interest expense	23.9	16.0	65.4	47.2
Interest income	(0.2)	(0.1)	(3.2)	(4.2)
Loss on extinguishment of debt	—	—	2.6	—
Loss (gain) on foreign currency exchange	1.8	(1.7)	(3.2)	3.2
Other (income) expense, net	(12.1)	21.9	22.8	16.9
Total other expense	13.4	36.1	84.4	63.1
Loss before income taxes	(267.5)	(4.3)	(316.7)	(40.5)
Income tax benefit	(1.7)	(0.9)	(16.2)	(8.7)
Net loss	$(265.8)	$(3.4)	$(300.5)	$(31.8)

Loss per common share:
Basic	$(5.26)	$(0.07)	$(5.95)	$(0.60)
Diluted	(5.26)	(0.07)	(5.95)	(0.60)
Weighted average common shares:
Basic	50.5	51.9	50.5	52.7
Diluted	50.5	51.9	50.5	52.7

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(300.5)	$(31.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	125.2	109.5
Impairment	289.7	19.3
Stock-based compensation	15.2	15.5
Loss on extinguishment of debt	2.6	—
Unrealized loss on derivative contracts	19.0	11.0
Deferred income taxes	(14.7)	(4.0)
Other, net	2.5	8.4
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(70.2)	(48.8)
Inventories	(85.0)	(84.4)
Prepaid expenses and other assets	(13.4)	(19.7)
Accounts payable	(50.6)	7.2
Accrued expenses and other liabilities	17.7	(12.6)
Net cash used in operating activities	(62.5)	(30.4)
Cash flows from investing activities:
Capital expenditures	(84.8)	(91.6)
Proceeds from sales of fixed assets	12.7	1.4
Acquisition, net of cash acquired	(209.3)	—
Net cash used in investing activities	(281.4)	(90.2)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	2,251.9	212.5
Payments under Revolving Credit Facility	(2,156.9)	(212.5)
Payments on financing lease obligations	(1.6)	(0.6)
Deferred payment from acquisition of seasoned pretzel capability	—	(4.0)
Payment of deferred financing costs	(3.9)	—
Payments on Term Loans	(907.1)	—
Proceeds from refinanced Term Loans	899.2	—
Payments on insurance premium financing	(1.7)	—
Repurchases of common stock	—	(88.7)
Payments related to stock-based award activities	(4.1)	(4.0)
Net cash provided by (used in) financing activities	75.8	(97.3)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.4)
Net decrease in cash and cash equivalents	(268.6)	(218.3)
Cash and cash equivalents, beginning of period	289.6	320.3
Cash and cash equivalents, end of period	$21.0	$102.0

	Nine Months Ended September 30,
	2025	2024
Supplemental cash flow disclosures:
Interest paid	$76.9	$69.6
Net income taxes paid	17.3	5.7

Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	9.9	21.5
Right-of-use assets obtained in exchange for lease obligations	44.6	3.3
Preliminary purchase price adjustment for private brand tea business acquisition	2.0	—
Accrued deferred financing costs	—	0.2
Financed insurance premium exchanged for prepaid insurance	9.4	—

The following table reconciles the Company’s net loss to EBITDA and adjusted EBITDA, for the three and nine months ended September 30, 2025 and 2024:

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net loss (GAAP)	$(265.8)	$(3.4)	$(300.5)	$(31.8)
Interest expense	23.9	16.0	65.4	47.2
Interest income	(0.2)	(0.1)	(3.2)	(4.2)
Income tax benefit	(1.7)	(0.9)	(16.2)	(8.7)
Depreciation and amortization	41.7	36.7	125.2	109.5
EBITDA (Non-GAAP)	(202.1)	48.3	(129.3)	112.0
Impairment(1)	289.7	—	289.7	19.3
Restructuring programs & other, excluding accelerated depreciation(2)	31.1	6.8	59.2	25.0
Foreign currency loss (gain) on re-measurement of intercompany notes(3)	1.4	(1.3)	(2.5)	2.2
Acquisition, integration, divestiture, and related costs(4)	0.6	0.9	3.8	6.9
Mark-to-market adjustments(5)	(12.7)	19.5	19.0	11.0
Product recalls and related (income) costs, including insurance recoveries(6)	(16.4)	28.3	(20.1)	42.7
Loss on extinguishment of debt(7)	—	—	2.6	—
Adjusted EBITDA (Non-GAAP)	$91.6	$102.5	$222.4	$219.1

% of net sales
Net loss margin	(31.6)%	(0.4)%	(12.4)%	(1.3)%
EBITDA margin	(24.1)%	5.8%	(5.3)%	4.6%

% of adjusted net sales
Adjusted EBITDA margin	10.9%	12.0%	9.1%	8.9%

During the three and nine months ended September 30, 2025 and 2024, the Company entered into transactions that affected the year-over-year comparison of its financial results as follows:

(1)	During the third quarter of 2025, the Company incurred $289.7 million of non-cash impairment charges related to goodwill. The impairment is due to a sustained decrease in share price and market capitalization.

During the second quarter of 2024, the Company incurred $19.3 million of non-cash impairment charges related to property, plant, and equipment. The impairment is due to forecasted cash flow losses in the ready-to-drink beverages business resulting in a decision to exit this business.

(2)	The Company's restructuring and margin improvement activities are part of an enterprise-wide transformation to improve the long-term profitability of the Company. During the three and nine months ended September 30, 2025, the Company recognized $2.9 million and $8.7 million, respectively, of accelerated depreciation within the Company's restructuring activities as depreciation expense. There was no accelerated depreciation recognized during the three and nine months ended September 30, 2024.

(3)	The Company has foreign currency denominated intercompany loans and incurred foreign currency gains/losses to re-measure the loans at quarter end. These amounts are non-cash and the loans are eliminated in consolidation.

(4)	Acquisition, integration, divestiture, and related costs represent costs associated with completed and potential acquisitions, the related integration of the acquisitions, completed and potential divestitures, and gains or losses on the divestiture of a business. During the three and nine months ended September 30, 2025, $0.2 million and $1.0 million were classified in General and administrative and $0.4 million and $0.9 million were classified in Net sales, respectively. Additionally, $1.9 million was classified in Cost of sales during the nine months ended September 30, 2025. During the three and nine months ended September 30, 2024, $1.0 million and $4.7 million were classified in General and administrative and $(0.1) million and $2.0 million were classified in Cost of sales, respectively. Additionally, $0.2 million was classified in Other operating expense, net during the nine months ended September 30, 2024.

(5)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other (income) expense, net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(6)	Griddle Recall and Related (Income) Costs, including Insurance Recoveries

On October 18, 2024, the Company initiated a voluntary recall of certain frozen waffle products produced at its Brantford, Ontario, Canada facility, and on October 22, 2024, the Company expanded its voluntary recall to include all products manufactured at the Brantford facility that were still within their shelf-life. For the three and nine months ended September 30, 2025, the Non-GAAP adjustments included insurance recoveries of $13.0 million and $23.0 million, respectively, and estimated product returns, claims, and other costs of $1.1 million and $10.3 million, respectively.

For the three and nine months ended September 30, 2024, the Non-GAAP adjustments included $15.3 million for estimated product returns, non-cash inventory write-offs of $8.0 million, and estimated logistics costs of $3.8 million.

Broth Recall and Related (Income) Costs, including Insurance Recoveries

On September 22, 2023, the Company initiated a voluntary recall of certain broth products produced at its Cambridge, Maryland facility and subsequently executed a turnaround plan to restore the facility operations. For the three and nine months ended September 30, 2025, the Non-GAAP adjustments included insurance recoveries of $4.5 million and $7.6 million, respectively. Additionally, other costs of $0.2 million were incurred for the nine months ended September 30, 2025.

For the three and nine months ended September 30, 2024, the Non-GAAP adjustments included non-cash plant shutdown charges of none and $8.9 million, non-cash inventory write-offs of none and $2.6 million, and other costs, including product returns and logistics, of $1.2 million and $4.1 million, respectively.

(7)	During the first quarter of 2025, the Company incurred a loss on extinguishment of debt, which included a write off of deferred financing costs of $2.6 million in connection with the Credit Agreement refinancing.

The following tables reconcile the Company’s Adjusted net sales, Adjusted cost of sales, Adjusted gross profit, Adjusted total operating expenses, Adjusted operating income, Adjusted total other expense, Adjusted income tax expense, and Adjusted net income to their most directly comparable GAAP measure, for three and nine months ended September 30, 2025 and 2024:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30, 2025
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating (loss) income	Total other expense	Income tax (benefit) expense	Net (loss) income
As reported (GAAP)	$840.3	$682.4	$157.9	$412.0	$(254.1)	$13.4	$(1.7)	$(265.8)
Adjustments:
Impairment(1)	—	—	—	(289.7)	289.7	—	—	289.7
Restructuring programs & other, including accelerated depreciation(2)	—	(6.8)	6.8	(27.2)	34.0	—	—	34.0
Foreign currency loss on re-measurement of intercompany notes(3)	—	—	—	—	—	(1.4)	—	1.4
Acquisition, integration, divestiture, and related costs(4)	0.4	—	0.4	(0.2)	0.6	—	—	0.6
Mark-to-market adjustments(5)	—	—	—	—	—	12.7	—	(12.7)
Product recalls and related (income) costs, including insurance recoveries(6)	1.2	17.6	(16.4)	—	(16.4)	—	—	(16.4)
Taxes on adjusting items	—	—	—	—	—	—	8.9	(8.9)
As adjusted (Non-GAAP)	$841.9	$693.2	$148.7	$94.9	$53.8	$24.7	$7.2	$21.9

As reported (% of net sales)			18.8%	49.0%	(30.2)%	1.6%	(0.2)%	(31.6)%
As adjusted (% of adjusted net sales)			17.7%	11.3%	6.4%	2.9%	0.9%	2.6%

Earnings (loss) per share:
Diluted								$(5.26)
Adjusted diluted								$0.43

Weighted average common shares:
Diluted for net loss								50.5
Diluted for adjusted net income								50.6

	Three Months Ended September 30, 2024
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax (benefit) expense	Net (loss) income
As reported (GAAP)	$839.1	$707.9	$131.2	$99.4	$31.8	$36.1	$(0.9)	$(3.4)
Adjustments:
Restructuring programs & other(2)	—	(1.7)	1.7	(5.1)	6.8	—	—	6.8
Foreign currency gain on re-measurement of intercompany notes(3)	—	—	—	—	—	1.3	—	(1.3)
Acquisition, integration, divestiture, and related costs(4)	—	0.1	(0.1)	(1.0)	0.9	—	—	0.9
Mark-to-market adjustments(5)	—	—	—	—	—	(19.5)	—	19.5
Product recalls and related costs(6)	15.3	(13.0)	28.3	—	28.3	—	—	28.3
Taxes on adjusting items	—	—	—	—	—	—	12.1	(12.1)
As adjusted (Non-GAAP)	$854.4	$693.3	$161.1	$93.3	$67.8	$17.9	$11.2	$38.7

As reported (% of net sales)			15.6%	11.8%	3.8%	4.3%	(0.1)%	(0.4)%
As adjusted (% of adjusted net sales)			18.9%	10.9%	7.9%	2.1%	1.3%	4.5%

Earnings (loss) per share:
Diluted								$(0.07)
Adjusted diluted								$0.74

Weighted average common shares:
Diluted for net loss								51.9
Diluted for adjusted net income								52.2

	Nine Months Ended September 30, 2025
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating (loss) income	Total other expense	Income tax (benefit) expense	Net (loss) income
As reported (GAAP)	$2,430.3	$2,018.0	$412.3	$644.6	$(232.3)	$84.4	$(16.2)	$(300.5)
Adjustments:
Impairment(1)	—	—	—	(289.7)	289.7	—	—	289.7
Restructuring programs & other, including accelerated depreciation(2)	—	(12.5)	12.5	(55.4)	67.9	—	—	67.9
Foreign currency gain on re-measurement of intercompany notes(3)	—	—	—	—	—	2.5	—	(2.5)
Acquisition, integration, divestiture, and related costs(4)	0.9	(1.9)	2.8	(1.0)	3.8	—	—	3.8
Mark-to-market adjustments(5)	—	—	—	—	—	(19.0)	—	19.0
Product recalls and related (income) costs, including insurance recoveries(6)	8.1	30.5	(22.4)	(2.3)	(20.1)	—	—	(20.1)
Loss on extinguishment of debt(7)	—	—	—	—	—	(2.6)	—	2.6
Taxes on adjusting items	—	—	—	—	—	—	27.7	(27.7)
As adjusted (Non-GAAP)	$2,439.3	$2,034.1	$405.2	$296.2	$109.0	$65.3	$11.5	$32.2

As reported (% of net sales)			17.0%	26.5%	(9.6)%	3.5%	(0.7)%	(12.4)%
As adjusted (% of adjusted net sales)			16.6%	12.1%	4.5%	2.7%	0.5%	1.3%

Earnings (loss) per share:
Diluted								$(5.95)
Adjusted diluted								$0.64

Weighted average common shares:
Diluted for net loss								50.5
Diluted for adjusted net income								50.6

	Nine Months Ended September 30, 2024
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax (benefit) expense	Net (loss) income
As reported (GAAP)	$2,448.3	$2,076.8	$371.5	$348.9	$22.6	$63.1	$(8.7)	$(31.8)
Adjustments:
Impairment(1)	—	—	—	(19.3)	19.3	—	—	19.3
Restructuring programs & other(2)	—	(1.7)	1.7	(23.3)	25.0	—	—	25.0
Foreign currency loss on re-measurement of intercompany notes(3)	—	—	—	—	—	(2.2)	—	2.2
Acquisition, integration, divestiture, and related costs(4)	—	(2.0)	2.0	(4.9)	6.9	—	—	6.9
Mark-to-market adjustments(5)	—	—	—	—	—	(11.0)	—	11.0
Product recalls and related costs(6)	17.6	(25.1)	42.7	—	42.7	—	—	42.7
Taxes on adjusting items	—	—	—	—	—	—	23.4	(23.4)
As adjusted (Non-GAAP)	$2,465.9	$2,048.0	$417.9	$301.4	$116.5	$49.9	$14.7	$51.9

As reported (% of net sales)			15.2%	14.3%	0.9%	2.6%	(0.4)%	(1.3)%
As adjusted (% of adjusted net sales)			16.9%	12.2%	4.7%	2.0%	0.6%	2.1%

Earnings (loss) per share:
Diluted								$(0.60)
Adjusted diluted								$0.98

Weighted average common shares:
Diluted for net loss								52.7
Diluted for adjusted net income								53.0

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	Nine Months Ended September 30,
	2025	2024

Cash flow used in operating activities (GAAP)	$(62.5)	$(30.4)
Capital expenditures	(84.8)	(91.6)
Proceeds from sales of fixed assets	12.7	1.4
Free cash flow (Non-GAAP)	$(134.6)	$(120.6)